THE PHOENIX EDGE SERIES FUND

                CERTIFICATE OF AMENDMENT TO DECLARATION OF TRUST

         The undersigned, individually as Trustee of The Phoenix Edge Series Fund (the "Trust"), a Massachusetts business trust organized under a Declaration of Trust dated February 18, 1986, as amended from time to time (the "Declaration") and as attorney-in-fact for each of the other Trustees of the Trust pursuant to a certain Delegation and Power of Attorney dated August 26, 1998, executed by each of such Trustees, a copy of which is attached hereto, do hereby certify that at a duly held meeting of the Board of Trustees of the Trust held on February 24, 1999, at which a quorum was present, the Board of Trustees acting pursuant to Article VII, Section 7.3 of said Declaration for the purpose of changing the names of the Series currently designated as "Balanced Series, Multi-Sector Fixed Income Series, Money Market Series, Strategic Allocation Series, Growth Series, International Series, Real Estate Securities Series, Strategic Theme Series, Aberdeen New Asia Series, Research Enhanced Index Series, Engemann Nifty Fifty Series, Schafer Mid-Cap Value Series, Seneca Mid-Cap Growth Series, Phoenix Value Equity Series, and Phoenix Growth and Income Series" unanimously voted to amend said Declaration, effective May 1, 1999 by deleting the first paragraph of Section 4.2 of Article IV thereof and by inserting in lieu of such paragraph the following paragraph:

         "Without limiting the authority of the Trustees set forth in Section
         4.1 to establish and designate any further Series, the following fifteen Series are hereby established and designated: 'Phoenix-Goodwin Balanced Series, Phoenix-Goodwin Multi-Sector Fixed Income Series, Phoenix-Goodwin Money Market Series, Phoenix-Goodwin Strategic Allocation Series, Phoenix-Goodwin Growth Series, Phoenix-Aberdeen International Series, Phoenix-Duff & Phelps Real Estate Securities Series, Phoenix-Goodwin Strategic Theme Series, Phoenix-Aberdeen New Asia Series, Phoenix Research Enhanced Index Series, Phoenix-Engemann Nifty Fifty Series, Phoenix-Schafer Mid-Cap Value Series, Phoenix-Seneca Mid-Cap Growth Series, Phoenix-Hollister Value Equity Series, and Phoenix-Oakhurst Growth and Income Series'.

IN WITNESS WHEREOF, I have hereunto set my hand this 21st day of April, 1999.

                                    /s/ Philip R. McLoughlin
                                    --------------------------------------------
                                    Philip R. McLoughlin, individually and as
                                    attorney-in-fact for Robert Chesek, E.
                                    Virgil Conway, Harry Dalzell-Payne, Francis
                                    E. Jeffries, Leroy Keith, Jr., Everett L.
                                    Morris, James M. Oates, Calvin J. Pedersen,
                                    Herbert Roth, Jr., Richard E. Segerson, and
                                    Lowell P. Weicker, Jr.